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                                                            Exhibit 1-A(8)(c)(2)

                                   AMENDMENT NO. 2

The Modified Coinsurance Agreement between American Franklin Life Insurance Company of Springfield, Illinois and Integrity Life Insurance Company of Phoenix, Arizona, effective April 1, 1989, is amended as follows:

    I.   The following is added to Section E. "Terms of Reinsurance":

         6.   CLAIMS

              The settlement made by the REINSURED for a death claim under a policy reinsured under this agreement shall be binding on the REINSURER. However, the REINSURER shall be consulted before any admission of liability on the claim is made by the REINSURED if the claim amount reinsured is equal to or greater than $200,000 or when death occurs during the contestable period. The REINSURED shall furnish the REINSURER with copies of the proofs of loss and any information the REINSURER may request.


    II.  Schedule II is replaced by the attached Schedule II, revised 5/2/90.

    III. Schedule V is replaced by the attached Schedule V, revised
         5/2/90.

AMERICAN FRANKLIN LIFE INSURANCE COMPANY

By:                                    By:
   --------------------------------       ------------------------------------

Title: Senior Vice President,               Title:  Senior Vice President and
       General Counsel and                     Actuary
       Secretary
Date:  May 16, 1990                         Date:  May 16, 1990

INTEGRITY LIFE INSURANCE COMPANY

By:                                    By:
   --------------------------------       ------------------------------------

Title:  Vice President and Chief       Title:  Vice President & CFO
        Actuary

Date:  May 4, 1990                     Date:  May 4, 1990


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                                     SCHEDULE II
                                     -----------
                                AMOUNT OF REINSURANCE
                                ---------------------


The portion of the risk reinsured under this Agreement shall be 30% on any policy to the extent reinsured hereunder, as provided in Schedule I, in accordance with the following rules:

    1. There shall be no reinsurance on any benefit under this Agreement where the REINSURED does not retain its normal retention of risk on a policy hereunder.

    2. There shall be no reinsurance on policies issued as term conversions or replacements where full evidence of insurability has not been secured which were: (a) originally written by The Franklin Life Insurance Company; (b) not reinsured; and (c) where the original underwriting occurred over five years prior to submission of the case to American Franklin.

    3. There shall be no reinsurance on policies issued as term conversions from or replacements of policies originally issued by The Franklin Life Insurance Company, which were originally reinsured under other reinsurance agreements.

    4. There shall be no reinsurance on an automatic basis for any risk offered on a facultative basis by the reinsured to any company.






                                                                  Revised 5/2/90

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                                      SCHEDULE V
                                      ----------

                                ADMINISTRATION CHARGE
                                ---------------------


    1. tor each policy issued and reinsured during a calendar year he REINSURER shall pay the REINSURED $30.00 (30% of $100.00) to cover issue and underwriting expenses incurred by the REINSURED.

         However, if such policy is a term conversion from or a replacement of a policy originally written by The Franklin Life Insurance Company, where full evidence of insurability has not been secured, the REINSURER shall pay the REINSURED a reduced amount of $15 (30% of $50.00).

    2. The REINSURER shall pay the REINSURED each year an amount to cover administrative expenses incurred by the REINSURED. This amount shall be calculated by multiplying $3.00 (30% of $10.00) by .5 times the following:

         (a) the number of reinsured policies in force at the end of the prior calendar year, plus

         (b) the number of policies in force at the end of the current calendar year, plus

         (c) the number of policies issued and reinsured during the current calendar year.





The above unit charges will apply during the first year of this agreement and will subsequently be redetermined to follow future experience.


                                                                  Revised 5/2/90